                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference of our reports dated July 13, 1999, except as to Notes 2 and 17, which is as of May 16, 2000, included in the Form 10-K/A Amendment No. 5 of Coyote Network Systems, Inc. for the year ended March 31, 1999 into (i) Registration Statement on Form S-3 (File No. 33-88392), (ii) Registration Statement on Form S-8 (File No. 33-57188) and (iii) Registration Statement on Form S-3 (File No. 333-1055).


ARTHUR ANDERSEN LLP
Los Angeles, California

June 29, 2000


                                       80